Cusip No. 925653107                    13G                   Page 16 of 21 pages

                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

         Each of the undersigned hereby agrees that Amendment No. 1 to Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Vicinity Corporation has been filed on behalf of the undersigned.

SIGNATURE:

         Dated: February 14, 2002

         Entities:

Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Management Corporation

                                     By:    /s/ Edward F. Glassmeyer
                                            -----------------------------
                                                Edward F. Glassmeyer, as
                                                General Partner or
                                                Managing Member or as
                                                Attorney-in-fact for the
                                                above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont

                                     By:    /s/ Edward F. Glassmeyer
                                            -----------------------------
                                                Edward F. Glassmeyer,
                                                Individually and as
                                                Attorney-in-fact for the
                                                above-listed individuals